Exhibit 5.1

OPINION OF DLA PIPER LLP (US)

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
T 212.335.4500
F 212.335.4501
W www.dlapiper.com

March 13, 2012

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

     Re: Net 1 UEPS Technologies, Inc.-- Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Net 1 UEPS Technologies Inc., a Florida corporation (the “Company”), with respect to the preparation and filing of the Registration Statement on Form S-3 (File No. 333- ) (as amended, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) on March 13, 2012. The Registration Statement provides for (i) the offer and sale by certain selling shareholders (the “Selling Shareholders”) of up to 6,409,091 shares of Common Stock (as defined below) and (ii) the offer and sale by the Company of the Securities (as defined below) from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount and aggregate offering price of:

     (a) common stock of the Company, par value $.001 per share (the “Common Stock”);

     (b) preferred stock of the Company, par value $.001 per share (the “Preferred Stock”);

     (c) debt securities, which will be issued pursuant to an indenture between the Company and The Bank of New York, N.A. (the “Trustee”), such indenture to be either (a) one of the indentures filed as an exhibit to the Registration Statement or (b) an indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of debt securities (in each case as the same may be amended or supplemented from time to time, an “Indenture”), and which debt securities may be either senior debt securities or subordinated debt securities (the “Debt Securities”);

     (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities or other rights evidenced by warrant certificates independently or together with any securities offered by a prospectus supplement (the “Warrants”), which will be issued under a separate warrant agreement (“Warrant Agreement”), by and between the Company and a warrant agent (a “Warrant Agent”); and

Net 1 UEPS Technologies, Inc.
March 13, 2012

     (e) units of Warrants, Debt Securities, Common Stock, Preferred Stock or any combination thereof (“Units”), which Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent (the “Unit Agent”).

     The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the “Securities” and each, a “Security.”

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of officers and representatives of the Company and instruments, and we have made such inquiries of such officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The Common Stock to be issued by the Company, upon receipt by the Company of such lawful consideration therefor as the Board of Directors (the “Board”) of the Company (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

     2. The Preferred Stock, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

     3. The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     4. The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Net 1 UEPS Technologies, Inc.
March 13, 2012

     5. The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     6. The shares of the Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board, its organizational and governing documents and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities will have been duly authorized and reserved for issuance; (v) the resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Board of Directors of the Company and the other parties thereto; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; (viii) that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and (ix) that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the current Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an applicable indenture that has been duly authorized, executed and delivered by the Company and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; and (ii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

Net 1 UEPS Technologies, Inc.
March 13, 2012

     With respect to any Securities consisting of Warrants, we have further assumed that (i) a Warrant Agreement to be entered into between the Company and the Warrant Agent will have been duly authorized, executed and delivered by the Company, and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

     With respect to any Securities consisting of Units, we have further assumed that: (i) a Unit Agreement relating to the Units to be entered into between the Company and the Unit Agent will have been duly authorized, executed and delivered by the Company and (ii) the Units will be duly authorized, executed and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement.

     The opinion expressed above is limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

     (a) The validity and binding effect of the Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.

     (b) The foregoing opinion is limited to the laws of the State of New York, the laws of the State of Florida and the Florida Business Corporation Act as in effect on the date hereof and the facts as they currently exist. We render no opinion herein as to matters involving the laws of any other jurisdiction. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws or the interpretations thereof, be changed.

     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations.

     To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under Warrant Agreements and Warrants may be dependent upon such matters, we assume for purposes of this opinion that each Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Warrant Agent will be duly qualified to engage in the activities contemplated by the applicable Warrant Agreement and Warrants; that each Warrant Agreement will be duly authorized, executed and delivered by the applicable Warrant Agent and will constitute the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; that each Warrant Agent will be in compliance, generally and with respect to acting as a warrant agent under the applicable Warrant Agreement and with respect to the applicable Warrants, with all applicable laws and regulations; and that each Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Warrant Agreement and the applicable Warrants.

Net 1 UEPS Technologies, Inc.
March 13, 2012

     To the extent that the obligations of the Company under Unit Agreements and Units may be dependent upon such matters, we assume for purposes of this opinion that each Unit Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Unit Agent will be duly qualified to engage in the activities contemplated by the applicable Unit Agreement and Units; that each Unit Agreement will be duly authorized, executed and delivered by the applicable Unit Agent and will constitute the legally valid and binding obligation of such Unit Agent, enforceable against such Unit Agent in accordance with its terms; that each Unit Agent will be in compliance, generally and with respect to acting as a warrant agent under the applicable Unit Agreement and with respect to the applicable Units, with all applicable laws and regulations; and that each Unit Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Unit Agreement and the applicable Units.

     We consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Securities, and we further consent to the use of our name under the caption “Legal Matters” in such registration statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)